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                                   AXION INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                October 18, 1996


               The undersigned stockholder of Axion Inc., a Delaware corporation ("Axion"), hereby constitutes and appoints Michael D. Goldberg and Garrett J. Roper, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders of Axion to be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to Axion, located at 600 Hansen Way, Second Floor, Palo Alto, California, on October 18, 1996 at 8:00 a.m. local time, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock and Preferred Stock of Axion held of record by the undersigned on August 31, 1996 as follows on the reverse side of this proxy.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AXION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NOS. 1 AND 2.


                        PLEASE MARK YOUR CHOICE LIKE [X]
                            THIS IN BLUE OR BLACK INK


1. PREFERRED STOCK PROPOSAL. FOR HOLDERS OF AXION PREFERRED STOCK, to consider and vote upon a proposal to convert each issued and outstanding share of Axion Preferred Stock into fully paid and nonassessable shares of Axion Common Stock at the applicable conversion price and to determine that the Merger (as defined below), the distribution to holders of Axion Common Stock and holders of Axion Preferred Stock of all the then outstanding shares of preferred stock of Axion HealthCare Inc., a wholly owned subsidiary of Axion, and related transactions do not constitute a liquidation, dissolution or winding up of Axion under its amended and restated certificate of incorporation.


            [   ]  FOR               [  ]  AGAINST               [  ] ABSTAIN

2. ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. FOR ALL STOCKHOLDERS, to consider and vote upon a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1996, by and among Axion, Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), and OTN Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of BMS ("BMS Sub"), pursuant to which, among other things, BMS Sub will merge with and into Axion (the


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                                                                               2




        "Merger") and Axion will survive the Merger as a wholly-owned subsidiary of BMS.


            [   ]  FOR               [  ]  AGAINST               [  ] ABSTAIN


               Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all powers of the undersigned proxies hereunder. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the meeting or any postponements or adjournments thereof. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS NOS. 1 AND 2 AND WITHIN THE DISCRETION OF THE ABOVE-NAMED PARTIES ON ANY OTHER MATTERS TO BE VOTED UPON.

               The undersigned acknowledges receipt of a copy (including the Appendices thereto) of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the meeting.

               IMPORTANT: In signing this proxy please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies.When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. EACH JOINT TENANT MUST SIGN.


- --------------------------------------
Signature


- --------------------------------------
(Additional signature if held jointly)

DATED:  ____________, 1996

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.







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